FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (“Fifth Amendment”) is made as of this 13th day of September, 2018, by and among STARTEK, INC., a Delaware corporation (the “Company”), STARTEK HEALTH SERVICES, INC., a Colorado Corporation (“SHS”) and STARTEK USA, INC., a Colorado Corporation (“SUSA”) (each of the Company, CCI, SHS and SUSA may be referred to herein, individually, as a “Borrower” and, collectively, as “Borrowers”), COLLECTION CENTER, INC., a North Dakota corporation (“CCI”), as a guarantor, EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and individually, a “Lender”), and BMO HARRIS BANK, N.A., as Administrative Agent, Swing Line Lender, and a Letter of Credit Issuer.
WHEREAS, the Administrative Agent, Lenders and Borrowers entered into a certain Credit Agreement dated as of April 29, 2015 as amended by a certain First Amendment to Credit Agreement dated as of June 1, 2015 by and among the Administrative Agent, Lenders and Borrowers, by a certain Second Amendment to Credit Agreement dated as of November 6, 2015 by and among the Administrative Agent, Lenders and Borrowers, by that certain Third Amendment to Credit Agreement dated as of January 20, 2016 by and among the Administrative Agent, Lenders and Borrowers and by that certain Fourth Amendment to Credit Agreement dated as of March 28, 2017 by and among the Administrative Agent, Lenders and Borrowers (said Credit Agreement, as so amended and as amended from time to time hereafter, is referred to as the “Credit Agreement”); and
WHEREAS, the Administrative Agent, Lenders and Borrowers desire to amend certain provisions of the Credit Agreement pursuant to the terms hereof.
NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto agree as follows:
1.Definitions. Except as otherwise provided herein, all capitalized terms used herein without definition shall have the meanings contained in the Credit Agreement.
2.    Amended Definitions. The definitions of “Applicable Margin,” “Borrowing Base,” “Consolidated Fixed Charges,” “Eligible Unbilled Accounts” and “Revolving Loan” in Section 1.1 of the Credit Agreement are hereby deleted and the following are inserted in their stead [Changes in bold underline]:
“Applicable Margin” means, with respect to any Type of Loan, the percentages per annum set forth below, as based upon the Average Availability for the immediately preceding fiscal quarter:

CHICAGO/#3186558.2A

Level	Average Availability	Eurodollar Rate Non-FILO Revolving Loans	Eurodollar Rate FILO Revolving Loans	Base Rate Non-FILO Revolving Loans	Base Rate FILO Revolving Loans
I	> 33% of Aggregate Revolving Credit Commitment	1.50%	2.50%	0.50%	1.50%
II	< 33% of Aggregate Revolving Credit Commitment	1.75%	2.75%	0.75%	1.75%

From the Fourth Amendment Effective Date until the first day of each fiscal quarter, commencing with April 1, 2017 (the “Adjustment Date”), margins shall be determined as if Level I were applicable. Thereafter, any increase or decrease in the Applicable Margin resulting from a change in Average Availability shall become effective as of each Adjustment Date based upon Average Availability for the immediately preceding fiscal quarter. If any Borrowing Base Certificate (including any required financial information in support thereof) of the Company is not received by Administrative Agent by the date required pursuant to Section 7.02(a) and such failure continues for three (3) or more Business Days, then the Applicable Margin shall be determined as if the Average Availability for the immediately preceding Fiscal Quarter is at Level II until such time as such Borrowing Base Certificate and supporting information are received.
“Borrowing Base” means, at any time of calculation, an amount equal to:
(a)    the Value of Eligible Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by eighty-five percent (85%); plus
(b)    the lesser of (i) the Maximum FILO Amount and (ii) Value of Eligible Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by the FILO Percentage (the “FILO Amount”); plus
(c)    the lesser of (i) $5,000,000 and (ii) Value of Eligible Unbilled Accounts (less all cash received but not yet applied in respect of such Eligible Untilled Accounts) multiplied by eighty percent (80%); minus
(d)    the amount of all Availability Reserves.
The term “Borrowing Base” and the calculation thereof shall not include any assets or property acquired in an Acquisition unless (x) if so required by the Administrative Agent, the Administrative Agent has conducted (x) Field Exams reasonably required by it (with results reasonably satisfactory to the Administrative Agent) and (y) the Person owning such assets or property shall be a (directly or indirectly) wholly‑owned Domestic Subsidiary of the Company and have become a Borrower.
“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the sum of, without duplication, (a) Consolidated Cash

2
CHICAGO/#3186558.2A

Interest Charges paid or required to be paid during such period, (b) the sum of (i) all principal repayments made or required to be made of Consolidated Funded Indebtedness during such period, but excluding any such payments to the extent constituting a refinancing of such Consolidated Funded Indebtedness through the incurrence of additional Indebtedness otherwise expressly permitted under Section 8.01 and repayments of Revolving Loans plus (ii) the aggregate amount of quarterly reductions during such period in the Maximum FILO Amount, (c) all Restricted Payments made in cash during such period, (d) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case, of or by the Company and its Subsidiaries for the most recently completed Measurement Period, (e) cash contributions made to any Pension Plan (to the extent not deducted in the calculation of Consolidated Net Income) and (f) any CCI Deferred Payments paid or required to be paid during such period.
“Eligible Unbilled Accounts” means any Account that would otherwise be an Eligible Account except for the fact that such Account has not been billed to the applicable Account Debtor so long as such Account is billed to the applicable Account Debtor by delivery of an invoice within thirty (30) Business Days following the previous month end and such Account was accrued as of the previous month end.
“Revolving Loan” means a Base Rate Loan or a Eurodollar Rate Loan made to the Borrowers pursuant to Section 2.01(a), including, without limitation, all FILO Revolving Loans.
3.    Additional Definitions. The following definitions of “Base Rate FILO Revolving Loan,” “Base Rate Non-FILO Revolving Loan,” “Eurodollar Rate FILO Revolving Loan,” “Eurodollar Rate Non-FILO Revolving Loan,” “Fifth Amendment,” “Fifth Amendment Effective Date,” “FILO Amount,” “FILO Percentage,” “FILO Revolving Loan” and “Maximum FILO Amount” are hereby inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:
“Base Rate FILO Revolving Loan” means a FILO Revolving Loan that is a Base Rate Loan.
“Base Rate Non-FILO Revolving Loan” means a Revolving Loan that is a Base Rate Loan and not a Base Rate FILO Revolving Loan.
“Eurodollar Rate FILO Revolving Loan” means a FILO Revolving Loan that is a Eurodollar Rate Loan.
“Eurodollar Rate Non-FILO Revolving Loan” means a Revolving Loan that is a Eurodollar Rate Loan and not a Eurodollar Rate FILO Revolving Loan.
“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement dated as of September 13, 2018 by and among Administrative Agent, Lenders, Borrowers and Guarantor.

3
CHICAGO/#3186558.2A

“Fifth Amendment Effective Date” has the meaning specified in Section 6 of the Fifth Amendment.
“FILO Amount” has the meaning specified in clause (b) of the definition of Borrowing Base.
“FILO Percentage” means ten percent (10%), which percentage shall be reduced by 0.625% on January 1, 2019 and each April 1, July 1, October 1 and January 1 thereafter until the FILO Percentage has been reduced to zero percent (0%).
“FILO Revolving Loan” means as of any date that segment of Revolving Loans equal to the lesser of (x) Outstanding Amount of the Revolving Loans and (y) the FILO Amount.
“Maximum FILO Amount” means Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000) which amount shall be reduced by $343,750 on January 1, 2019 and each April 1, July 1, October 1 and January 1 thereafter until the Maximum FILO Amount has been reduced to zero ($0).
4.    Letter of Credit Fees. Section 2.09 of the Credit Agreement is hereby deleted and the following is inserted in its stead [Changes in bold underline]:
2.09    Letter of Credit Fees. Subject to the provisions of the last sentence of this clause (b), the Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (“Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurodollar Rate Non-FILO Revolving Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Letter of Credit Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the Letter of Credit Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. The Letter of Credit Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE V is not met, and shall be due and payable quarterly in arrears on the first Business Day after each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. If there is any change in the Applicable Margin for Eurodollar Rate Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin for Eurodollar Rate Loans separately for each period during such quarter that such Applicable Margin was in effect. At all times

4
CHICAGO/#3186558.2A

that the Default Rate shall be applicable to any Loans pursuant to Section 2.08(b), the Letter of Credit Fees payable under this clause (b) shall accrue and be payable at the Default Rate.
5.    Compliance Certificate. Exhibit B to the Credit Agreement (the Compliance Certificate) is hereby deleted and Exhibit B in the form attached hereto as Exhibit B is inserted in its stead.
6.    Conditions Precedent. This Fifth Amendment shall become effective upon Borrowers, Administrative Agent and each Lender shall have executed and delivered to each other this Fifth Amendment.
The date on which all such conditions precedent are satisfied or waived is hereinafter referred to as the “Fifth Amendment Effective Date.”
7.    Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.
8.    Execution in Counterparts. This Fifth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of an executed counterpart of a signature page of this Fifth Amendment by telecopy or electronically (such as PDF) shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.
9.    Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Credit Agreement shall remain in full force and effect.

(Signature Pages Follow)

5
CHICAGO/#3186558.2A

(Signature page to Fifth Amendment to Credit Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWERS:	STARTEK, INC., a Delaware Corporation By: /s/ Lance Rosenzweig Lance Rosenzweig President
STARTEK HEALTH SERVICES, INC., a Colorado Corporation By: /s/ Lance Rosenzweig Lance Rosenzweig President
STARTEK USA, INC., a Colorado Corporation By: /s/ Lance Rosenzweig Lance Rosenzweig President
GUARANTOR:	COLLECTION CENTER, INC., a North Dakota Corporation By:/s/ Randy Fischer Randy Fischer President

1
CHICAGO/#3186558.2A

(Signature page to Fifth Amendment to Credit Agreement)

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent By: /s/ Sarah Yates Name: Sarah Yates Title: Vice President
LENDERS:	BMO HARRIS BANK N.A., as a Lender, L/C Issuer and Swing Line Lender By: /s/ Sarah Yates Name: Sarah Yates Title: Vice President

1
CHICAGO/#3186558.2A

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: __________, _____

To:	BMO Harris Bank N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of April 29, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among STARTEK, INC., a Delaware corporation (the “Borrower Agent”), and the other borrowers party thereto (together with the Borrower Agent, collectively, the “Borrowers”), the Lenders from time to time party thereto, and BMO HARRIS BANK N.A., as Administrative Agent, Swing Line Lender, and an Letter of Credit Issuer.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the chief financial officer of the Borrower Agent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrowers, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of the Borrower Agent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the Fiscal Month of the Borrower Agent ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders equity and cash flows of the Borrower Agent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by the attached financial statements.
3.    A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all its Obligations under the Loan Documents, and

1
CHICAGO/#3186558.2A

[select one:]
[to the best knowledge of the undersigned during such fiscal period, each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Loan Parties contained in Article VI of the Agreement, and any representations and warranties of the Loan Parties that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

STARTEK, INC., a Delaware corporation, as Borrower Agent By: Name: Title:

2
CHICAGO/#3186558.2A

For the twelve Fiscal Month period ended ___________________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

• Section 8.12(a) – Consolidated Fixed Charge Coverage Ratio.
A. Consolidated EBITDA with respect to the Company and its Subsidiaries, on a consolidated basis, for the trailing twelve consecutive Fiscal Months ending on above Statement Date (“Subject Period”):
1. Consolidated Net Income for Subject Period:	$___________
2. Consolidated Interest Charges for Subject Period (net of interest income for Subject Period of the Company and its Subsidiaries for Subject Period):	$___________
3. Federal, state, local and foreign income tax expense for Subject Period (net of income tax credits):	$___________
4. Depreciation for Subject Period:	$___________
5. Amortization expenses for Subject Period:	$___________
6. Non-cash compensation expense, or other non-cash expenses or charges, arising from granting of stock options, stock appreciation rights or other equity arrangements for Subject Period:	$___________
(I) Non-cash charges, losses or expenses (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months) for Subject Period:	$___________
8. Expenses up to $400,000 incurred in connection with the Transactions for Subject Period:	$___________
9. Restructuring and/or impairment charges incurred within such period:	$___________
10. Other non-cash income, gains or profits for Subject Period:	$___________
11. Consolidated EBITDA (Lines A.1. + A.2. + A.3. + A.4. + A.5. + A.6. + A.7. + A.8. – A.9.):	$___________
B. Consolidated Fixed Charges for the Subject Period:
1. Consolidated Cash Interest Charges paid or required to be paid during Subject Period:	$___________
2.    Principal payments of Consolidated Funded Indebtedness made or required to be made during Subject Period but excluding any such payments to the extent constituting a refinancing of such Consolidated Funded Indebtedness through the incurrence of additional Indebtedness otherwise expressly permitted under Section 8.01 and repayments of Revolving Loans:
$___________

3
CHICAGO/#3186558.2A

3. The aggregate amount of quarterly reductions during such period in the Maximum FILO Amount:	$___________
4. Restricted Payments made in cash:	$___________
5. Aggregate federal, state, local and foreign income taxes paid in cash:	$___________
6. Cash contributions to Pension Plans (to extent not deducted in calculation of net income)	$___________
7. CCI Deferred Payments paid or required to be paid during Subject Period	$___________
8. Consolidated Fixed Charges (Lines B.1.+ B.2. + B.3. + B.4. + B.5. + B.6. + B.7.)	$___________
C. Consolidated Capital Expenditures for the Subject Period:
1. Consolidated Capital Expenditures:	$___________
2.    Capital Expenditures (a) financed with Indebtedness (other than Loans), (b) made with Net Cash Proceeds from any Disposition described in clauses 8.05(b) or proceeds of insurance arising from any casualty or other insured damage or from condemnation or similar awards with respect to any property or asset, in each case, to the extent such proceeds are reinvested within 180 days of receipt thereof and (c) constituting any portion of the purchase price of a Permitted Acquisition which is accounted for as a capital expenditure
$___________
3. Net Consolidated Capital Expenditures: (Lines C.1. – C.2.)	$___________
4. Up to $2,100,000 of Consolidated Capital Expenditures incurred in 2017 in connection with the buildout of Borrower’s facilities in Tegucigalpa, Honduras and Jamaica	$___________
5. C.3. - C.4	$___________
D. Consolidated Fixed Charge Coverage Ratio (Line A.10. - Line C.5. ÷ Line B.8.):	_________ to 1.00
Minimum Required during a Fixed Charge Trigger Period (check if applicable ☐):	1.00 to 1.00

4
CHICAGO/#3186558.2A